LOAN AGREEMENT

BY AND BETWEEN

CHURCH LOANS &INVESTMENTS TRUST
("TRUST")
AND

AMARILLO NATIONAL BANK
("BANK")

DATED
DECEMBER 31, 2002

        AGREEMENT MADE as of December 31, 2002, by and between CHURCH LOANS &INVESTMENTS TRUST, a Texas real estate investment trust (herein called the "Trust") and AMARILLO NATIONAL BANK (herein called "Bank").

W I T N E S S E T H:

        That the Trust has requested that the Bank extend credit to the Trust to enable it to borrow, at any time or from time to time during the initial or any extended term hereof, a sum not exceeding Twenty Million Dollars ($20,000,000) at any one time outstanding, and the Bank is willing to extend such credit to the Trust upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth, and the conditions herein contained, hereby agree as follows:

SECTION 1. LOANS

        1.1 Bank's Commitment.

                (a)        Upon the terms and conditions stated herein and relying upon the representations and warranties set forth herein, Bank agrees to make loans to the Trust, at any time or from time to time during the term hereof, in an aggregate principal amount not exceeding at any one time outstanding the sum of $20,000,000.

                (b)        Unless terminated as provided in paragraph 1.5 hereof, the term of the Bank's commitment hereunder shall automatically be extended each year, each such extension being evidenced by the execution and delivery by the Trust and acceptance by the Bank of a
                           Promissory Note described in paragraph 1.4(b) below.  Each such extension shall extend the term of the Bank's commitment hereunder to a date one (1) year subsequent to the maturity date of the
                           Promissory Note delivered pursuant to paragraph 1.4(b).

                (c)        Unless the context indicates otherwise, a reference herein to "the
                           Note" shall mean that Note held by the Bank at the time in question.

        1.2 Advances. Each loan made hereunder (herein called "Advances") may be made at the request of the Trust made by a duly authorized agent or officer thereof (whose authority shall be stated in writing by the Trust, which shall be deemed to continue until written notice of revocation of such authority has been given by the Trust and actually received by Bank). Advances may be made at various times prior to the termination of Bank's commitment here under, upon proper request by the Trust therefore, subject to the Trust's compliance with all terms and provisions hereof and of any Security Agreement, Deed of Trust or other agreement providing security for the repayment of or being otherwise relevant to the Loans hereby committed, provided that the outstanding and unpaid principal balance owing hereunder shall not at any time exceed (or be caused by such requested Advance to exceed) the Bank's commitment hereunder.

                  (a)      Requests for Advances made by the Trust and meeting the
                           requirements hereof shall, if received by Bank on or before 10:00
                           o'clock a.m. of any banking day, be funded by Bank at its main banking house in available funds on the day of receipt; otherwise, same shall be funded on the next following banking day.

                  (b)      A first Advance shall be made hereunder, without further request therefore by Trust, in an amount equal to the principal balance owed to the Bank under that certain Loan Agreement entered into by and between the Bank and the Trust dated December 30, 2001 ("the
                           Trust's 2001 Loan Agreement"), including the Modification to Loan
                           Agreement dated September 23, 2002.  The Trust may pay, at the time of such first Advance, all accrued but unpaid interest owed to the
                           Bank, failing which such first Advance may be in such amount as needed to permit the payment of both principal and interest owed to the Bank.

         1.3  Payments, Prepayments and Application of Receipts.

                  (a)      The Trust may, from time to time, repay all or any portion of the loan made hereunder without penalty.  Principal amounts prepaid shall cease to bear interest upon receipt and may be re-advanced upon the same terms and conditions as set forth above for the making of
                           Advances.

                  (b)      As between the Bank and the Trust, all payments and prepayments made hereunder, all Collateral proceeds, proceeds of setoff, and all other amounts received by the Bank for application to the debt of the
                           Trust to the Bank hereunder shall be applied first to costs owing hereunder until all costs owing to the Bank are paid in full, then to outstanding commitment fees payable hereunder until all such commitment fees owing to the Bank are paid in full, then to accrued interest due on the Note until all accrued interest due upon the Note is paid in full, and the balance to principal.

         1.4  Notes.

                  (a)      To evidence loans made and outstanding hereunder prior to
                           December 30, 2001, the Trust shall execute and deliver to the Bank a Promissory Note in form similar to Exhibit "A" attached hereto and made a part hereof for all purposes, with blanks appropriately completed, and being payable and bearing interest at a rate equal to
                           1% per annum less than J.P. Morgan Chase &Co., Inc.'s prime lending rate adjusted daily.  The Note shall be in a maximum principal amount equal to the commitment of Bank.

                  (b)      At maturity of any Note then evidencing the debt created hereunder, if the commitment of the Bank is extended as provided in
                           paragraph 1.1(c), the Trust shall execute and deliver to the Bank a subsequent Note in terms identical to Exhibit "A" attached hereto and made a part hereof for all purposes, except that each such Note shall bear the date of issue and recite appropriate dates and renewal data, if any.  Each such renewal Note shall evidence loans made and outstanding hereunder prior to the maturity date of such renewal
                           Note, which date shall be determined by mutual agreement of the
                           Trust and the Bank.  There shall be endorsed upon each such subsequent Note, to evidence the first Advance thereunder, the principal balance outstanding hereunder at the time of issue.  Upon acceptance of same by the Bank, each such renewal Note shall be subject to all terms hereof and shall be deemed the "Note" hereunder.

                  (c)      If the term of this Agreement is not extended by the parties at maturity of the notes described in paragraphs in 1.4(a) or (b), then evidencing the debt created hereunder, the Trust shall execute and deliver to
                           Bank a promissory note in form similar to Exhibit "B" attached hereto and made a part hereof for all purposes, to evidence loans made and outstanding hereunder, which said note shall recite the appropriate dates and shall be amortized over a period of time and in such a way that the principal and interest shall be paid in equal quarterly installments in amounts as are required to retire the indebtedness over a term, not to exceed five (5) years, which shall be equal to the weighted average remaining term of all real estate lien notes of the
                           Trust which are pledged as collateral on this loan and held by Bank at the time of the execution of such Exhibit "B" type note.  Interest on such note shall bear interest at a rate equal to 1% per annum less than J.P. Morgan Chase &Co.'s prime lending rate adjusted daily.

                           There shall be endorsed upon such note, to evidence the first advance thereunder, the principal balance outstanding hereunder at the time of issue and upon acceptance of same by Bank, shall be subject to all terms hereof and shall be deemed the note hereunder.

                  (d)      Each Advance made and payment received hereunder by Bank shall be deemed made or received upon the Note held by Bank and shall be evidenced by an appropriate entry thereon or on an attachment thereto, or upon Bank's records as in other like cases, at Bank's option.  Unless the context indicates otherwise, a reference herein to

                           "the Note" shall mean such Note (of those described in this Section
                           1.4) held by Bank at the time in question.

                  (e)      The advancing Notes as provided for under paragraph 1.4(a) and (b)
                           shall each provide that advancements of principal may be made thereunder at various times prior to maturity at the request of the
                           Trust, subject however the outstanding balance of same shall not exceed at any time the face amount of such notes; that interest shall accrue thereunder only from the date principal amounts are advanced; and that prepayments may be made at any time, without penalty, and any sum prepaid may be re-borrowed.

        1.5 Non-Extension and Termination. The Trust may elect not to extend this Loan Agreement at any time by giving written notice of same to the Bank. If such election is made by the Trust during the term of a note as described in paragraphs 1.4(a) or (b) hereof, then at the Trust's election, the Trust may proceed to enter into the note and resulting payoff provisions as provided in paragraph 1.4(c) hereof.

        The Bank may elect not to extend the term of this Agreement by giving written notice to the Trust at least six (6) months prior to the maturity date of the note provided in paragraph 1.4(a) or (b) then in existence evidencing the debt created hereunder. Upon Bank giving such notice as required hereby, the Trust may elect to enter into the note and resulting payoff provisions as described in paragraph 1.4(c) hereof and the loan shall be extinguished according to the provisions of paragraph 1.4(c).

        The Bank may also elect to terminate this agreement upon the failure by Trust to cure an event of default as more particularly set forth herein.

        1.6 Commitment Fees. In consideration of Bank's agreement and commitment to make the loans contemplated hereby, if the average quarterly advanced portion of the loan is less than $10,000,000, then the Trust agrees to pay to Bank for such calendar quarter a commitment fee equal to one-eighth (1/8) of one percent (1%) per annum of the average quarterly unadvanced portion of Bank's commitment. If the average quarterly advanced portion of the loan is in excess of $10,000,000, then there shall be no non-use commitment fee for such quarter.

        The term "average quarterly advanced portion" of the loan or commitment shall mean the daily average balance of the amount of the loan balance computed for a calendar quarter. The term "average quarterly unadvanced portion" of the loan or commitment shall mean the difference between the average quarterly advanced portion of the loan and $20,000,000.

        Such fee shall be computed in arrears for the quarters ending March 31, June 30, September 30, and December 31 of each year of the Bank's commitment on the basis of the average quarterly unadvanced portion of the commitment and shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year during the term of Bank's commitment.

SECTION 2. REPRESENTATIONS AND WARRANTIES

        The Trust represents and warrants that:

        2.1 Financial Statements. The Bank has been furnished with current statements of the financial condition of the Trust, and related statements of income and expense, accompanied in each case by the opinion of independent public accountants. Said financial statements are correct and complete and fairly present (a) the financial condition of the Trust, as of the respective dates of such balance sheets and statements of financial condition, and (b) the results of the operations of the Trust, for the fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein.

        2.2 No Material Changes. There has been no material or adverse change in the business or the condition, financial or otherwise, of the Trust subsequent to the closing date indicated by such statements.

        2.3 Business. The Trust is engaged in, and intends to engage in, the business of making loans to churches and other non-profit organizations to finance the acquisition of real property and the construction or improvements of church buildings and improvements. The Trust is not required to be qualified to do business in any state other than Texas.

        2.4 Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Trust) pending or, to the knowledge of the Trust, threatened against or affecting the Trust at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which may result in any material and adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Trust; and the Trust is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        2.5 Burdensome Provisions. The Trust is not a party to any agreement or instrument or subject to any charter or other restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or in the future may (so far as the Trust can now foresee) materially and adversely affect the business, operations, prospects, properties or assets, or condition, financial or otherwise, of the Trust.

        2.6 Compliance With Other Instruments. The Trust is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of indebtedness of the Trust or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof and of the Notes will conflict with or result in a breach of any of the terms, conditions or provisions of the Declaration of Trust dated February 22, 1963, pursuant to which the Trust was created, as amended, or the bylaws of the Trust or of any agreement or instrument to which the Trust is now a party, or constitute a default thereunder, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Trust.

        2.7 Force Majeure. Since the date as of which the last financial reports were furnished to the Bank, the business, properties or assets of the Trust (including, without limitation, the real properties securing the Trust's notes receivable) have not been materially and adversely affected in any way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, drought, embargo, condemnation, confiscation, riot, activities of armed forces, or act of God, or act of the public enemy.

        2.8 Tax Liability. The Trust has filed all tax returns which are required to be filed, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it. In the opinion of the Trust all tax liabilities were adequately provided for as of the closing date of the financial statements submitted to Bank and are now so provided for on the books of the Trust.

        2.9 Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Trust of this Agreement or the Notes.

        2.10 Disclosure. Neither the financial statements referred to in Section 2.1 hereof nor any certificate or statement furnished to Bank by the Trust, nor this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein or in this Agreement not misleading.

        2.11 Use of Proceeds. The proceeds will be applied to increase funds available for use in the Trust's church mortgage financing operations and to reduce current secured borrowings from banks or others, no part of which was incurred for the purpose of purchasing or carrying any registered security.

SECTION 3. CONDITIONS OF CLOSING

        3.1. First Closing. Prior to the initial Advance of funds hereunder (the making of which is herein termed "first closing"), the Trust shall have performed all of its agreements required to be performed hereunder, and the Bank shall have received from Trust's counsel in connection with this transaction, addressed to the Bank, a favorable opinion in form, scope and substance satisfactory to Bank and its counsel, delivered prior to the first Advance on the Notes:

                  (a)      to the effect that the Trust is a duly organized and existing real estate investment trust in good standing under the laws of the State of Texas and has the power and authority to own its property and to carry on its business as set forth in paragraph 2.3 hereof;

                  (b)      to the effect that this Agreement has been duly authorized, executed and delivered by the Trust and constitutes a legal valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

                  (c)      to the effect that each Note delivered by the Trust to the Bank has been duly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms;

                  (d)      to the effect that each Note is secured by valid, binding and enforceable first liens in favor of the Bank, subject to no rights, equities or encumbrances outstanding in favor of any party other than
                           Bank which are or could become prior to or on parity with Bank's liens, on all Collateral (including where such Collateral constitutes notes receivable, the real estate or other collateral securing such notes receivable) that has been pledged as security therefor pursuant to Section 5 hereof;

                  (e)      to the effect that no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Trust of this Agreement or any Note;

                  (f)      to the effect that it is not necessary in connection with the delivery of any Note under the circumstances contemplated by this Agreement to register such Note under the Securities Act of 1933, as amended and then in effect, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended and then in effect, and that if Bank should in the future deem it expedient to sell the Note (or any Note delivered in exchange therefor as in such Note or in this
                           Agreement permitted), which the Bank does not now contemplate or foresee, such sale would not of itself require registration of such Note under said Securities Act of 1933 or qualification of an indenture in respect of such Note under said Trust Indenture Act, provided that at the time of such sale, such Bank neither controls, nor is controlled by, nor is under common control with, the Trust, either directly or indirectly, or, if any such control then exists, that such sale is not made through an underwriter as defined in said Securities Act of
                           1933;

                  (g)      as to such other matters incident to the transactions contemplated by this Agreement as the Bank may reasonably desire;

                  (h)      to the effect that neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the provisions hereof and of the Note will result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the terms of the Declaration of Trust dated February 22, 1963, as amended, or the bylaws of the Trust, or any agreement or instrument of which such counsel (having made inquiry with respect thereto) has knowledge, to which the Trust is a party;

                  (i)      to the effect that with respect to such persons as shall have been identified in writing to the Bank as being duly authorized agents or officers of the Trust, all actions required to be taken by the Trust to clothe such persons with such authority have been taken, and the actions of such persons as contemplated herein will be and constitute and legal, valid and binding acts of the Trust; and

                  (j)      to the effect that all conditions for lending have been met.

        3.2. Subsequent Closing. Prior to subsequent Advances (the making of which are herein termed "subsequent closings"), the Trust shall have performed all of its agreements theretofore to be performed hereunder, and if additional Collateral is offered to Bank at the time of any such subsequent closing date, the Bank shall have received, on each subsequent closing date, from Trust's counsel, a favorable opinion in form, scope and substance satisfactory to Bank to the effect that the Note is secured by a valid, binding and enforceable first lien in Bank's favor on all Collateral, including such new Collateral as may be offered at that time, subject to no rights, equities or encumbrances outstanding in favor of any party other than Bank which are or could become prior to or on parity with Bank's liens. If no prior opinion of counsel has been rendered with respect to the Note then evidencing the indebtedness created hereunder, the Bank shall receive on such subsequent closing date from Trust's counsel a favorable opinion in form, scope and substance satisfactory to Bank to the same effect as that required by paragraph 3.1 above, with respect to such Note.

        3.3. Each Closing. Prior to each Advance, the Trust shall have satisfied the following:

                  (a)      Officer's Certificate.  The Trust shall have delivered to Bank at least quarterly a certificate or certificates, signed by an authorized officer of the Trust, to the effect that the facts required to exist by paragraph
                           3.3(b) and paragraph 3.3(c) hereof exist on such closing date.

                  (b)      Representations True.  The representations and warranties contained in paragraphs 2.1 and 2.11 hereof, inclusive, as from time to time amended, shall be true on and as of each subsequent closing date until further amended with the same effect as though such
                           representations and warranties had been made on and as of such closing date.

                  (c)      Events of Default.  No event shall have occurred which constitutes an event of default or which, with notice or lapse of time or both, would become such an event of default.

                  (d)      Qualified Collateral on Deposit.  On each closing date, the Trust shall have on deposit with Bank Qualified Collateral having a Pledge Value at least equal to 110% of the sum of (a) the aggregate principal balance outstanding (including, for the purpose of this computation, the amount of the Advance requested) on the Note on such closing date and (b) the aggregate amount of all other indebtedness owed to
                           Bank; and the Bank shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

                  (e)      Proceedings, Instruments, Etc.  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form, scope and substance to the Bank and its counsel; and the Bank shall have received copies of all documents which the Bank may
                           reasonably request in connection with said transactions and copies of the records of all proceedings in connection therewith in form, scope and substance satisfactory to the Bank and its counsel.

                  (f)      Delivery of Note.  The Note shall have been duly authorized, executed and delivered to the Bank.

SECTION 4. FINANCIAL STATEMENTS;
COMPLIANCE CERTIFICATIONS;
ADDITIONAL INFORMATION AND INSPECTION

        4.1 Financial Statements and Reports. So long as Bank (or a nominee designated by Bank) shall hold the Note, the Trust will deliver to the Bank:

                  (a)      as soon as practicable, and in any event within 60 days after the end of the first six month period of each fiscal year of the Trust, statements of income and expense of the Trust for such period and for that part of the fiscal year ending with such monthly period and statements of financial condition of the Trust as of the end of such period, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding period of the preceding fiscal year, in reasonable detail, and certified by an authorized financial officer of the Trust subject to year-end audit adjustments;

                  (b)      as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Trust, statements of income and expense of the Trust for such year, and statements of financial condition of the
                           Trust as at the end of such year, setting forth in each case in comparative form the corresponding figures of the previous annual audit, all in reasonable detail and accompanied by a report or opinion of independent accountants of recognized standing selected by the
                           Trust;

                  (c)      concurrently with the aforesaid financial statements delivered pursuant to Section 4.1(a) hereof, a schedule prepared by said authorized officer of the Trust listing the Qualified Collateral and any other Collateral on deposit pursuant to Section 5 hereof and the
                           Pledge Value thereof as of the end of the first six month period of each fiscal year, and concurrently with the financial statements delivered pursuant to Section 4.1(b) hereof, (i) a schedule prepared by said accountants listing the Qualified Collateral and any other
                           Collateral on deposit pursuant to Section 5 hereof at the end of each fiscal year and Pledge Value thereof as at the end of such fiscal year, and (ii) the written statement of said accountants that in making the examination necessary for their report or opinion on said financial statements they have obtained no knowledge of any default by the
                           Trust in the fulfillment of any of the terms, covenants, provisions or conditions of the Notes, or if such accountants shall have obtained knowledge of any such default they shall disclose in such statement the default or defaults and the nature thereof; but such accountants shall not be liable directly or indirectly to anyone for any failure to obtain knowledge of any such default;

                  (d)      concurrently with the aforesaid financial statements delivered pursuant to paragraph 4.1(a) and paragraph 4.1(b) hereof, a certificate of an authorized financial officer of the Trust to the effect that the Trust is not in default in the fulfillment of any of the terms, covenants, provisions or conditions of the Note or this Agreement, or, if any such default exists, specifying such default or defaults and the nature and status thereof, and, in the case of the aforesaid financial statements delivered pursuant to paragraph 4.1(b) hereof, to the effect that said financial statements are correct and complete and truly present the financial condition of the Trust as at the end of and for the fiscal year to which they relate;

                  (e)      promptly upon receipt thereof, copies of any detailed reports submitted to the Trust by independent accountants in connection with each annual examination of the financial statements of the Trust made by such accountants;

                  (f)      as soon as practicable, all such financial statements and reports as the Trust shall send to its shareholders and all regular and periodic reports which it may file with the Securities &Exchange Commission, or any governmental agency or agencies substituted therefor; and

                  (g)      such other information as to the business and properties of the Trust, including financial statements and other reports filed with any governmental department, bureau, commission or agency, as the
                           Bank may, from time to time, reasonably request.

        4.2 Inspection. So long as Bank (or a nominee designated by Bank) shall hold the Note, the Bank shall have the right to visit and inspect, under the guidance of the Trust, any of its properties, to examine its books of account and to discuss the affairs, finances and accounts of the Trust with its officers, all at such reasonable times and as often as the Bank may reasonably request.

        4.3 Reappraisals. The Bank may demand, and Trust shall be obligated to cause, reappraisal of any specific real property constituting security for the collateral hereunder at any time the Bank in good faith believes or Trust has reason to believe that an existing appraisal is not representative of the true value of such property. Such reappraisals shall be made by an Appraiser and furnished to the Bank within a reasonable time after the Trust makes such determination, or the Bank makes such request, and same shall be made at the expense of the Trust.

SECTION 5. COLLATERAL

        5.1 Initial Pledges. Prior to any Advance the Trust will pledge, as security for the Note and the performance of all covenants and obligations of the Note and this Agreement, Qualified Collateral (as defined in paragraph 7.2 hereof) having a Pledge Value (as defined in paragraph 7.4 hereof) equal to at least 110% of the sum of (a) the principal amount outstanding on the Note on the date of such Advance and (b) the aggregate amount of all other indebtedness owed to Bank. The Trust shall execute and deliver to Bank, as security for indebtedness now owed and hereafter to be owed to Bank, a Security Agreement in form acceptable to Bank and the Trust, and shall execute and deliver to Bank such other security agreements, financing statements or other instruments as Bank may reasonably require in order to perfect and maintain the perfection of Bank's security interest.

        5.2 Delivery or Deposit of Collateral. Each Collateral Note and Eligible Mortgage (as defined in paragraph 7.3 hereof) pledged as Qualified Collateral hereof shall be delivered to the Bank (properly endorsed) and accompanied by:

                  (a)      an instrument describing the Collateral Note and Eligible Mortgage and assigning and pledging the same to Bank, as security for the
                           Notes and the performance of all covenants and obligations of the
                           Notes and this Agreement;

                  (b)      a certificate of the Trust identifying the payor of such Note by proper name and current address and stating (i) the Pledge Value of the
                           Eligible Mortgage at the date of the certificate and (ii) that it is an
                           Eligible Mortgage as defined in Section 7.3 hereof;

                  (c)      policies of title insurance or an opinion of counsel acceptable to Bank, as the case may be, complying with the provisions of paragraph 7.3(e)
                           hereof;

                  (d)      an opinion of counsel for the Trust to the effect that (i) the Mortgage and/or Deed of Trust being assigned and pledged to Bank constitute an Eligible Mortgage as defined in paragraph 7.3 hereof, (ii) the assignment and pledge of the Eligible Mortgage is enforceable by
                           Bank, valid and legal, and (iii) all necessary recordings and/or filings have been made with respect to the transfer and assignment of the eligible Mortgage to grant to Bank and perfect a valid first security interest in, and to protect and preserve in Bank (subject to the terms of this Agreement), all of the Trust's title to, and ownership of, the
                           Collateral Note and Eligible Mortgage;

                  (e)      any instrument(s) taken by the Trust to guarantee such Collateral
                           Note.

Any cash deposited as security for the Notes pursuant to paragraphs 5.3 or 6.9 (hereinafter called "Deposited Cash") shall be deposited in trust with the Bank and held as part of the Collateral.

        5.3 Servicing of Pledged Mortgages. Unless (a) the Trust shall be in default under the Note, or (b) the payments scheduled to be received by the Trust on such Collateral Notes are such that the continued receipt of such payment by the Trust will (in the absence of a reduction in the outstanding balance owed on the Note) result in a deficiency of Collateral under the terms of paragraph 6.9 hereof during the remainder of the then current quarter or the quarter immediately following, then the Trust shall be entitled to collect all payments on account of the Collateral, but the Trust may not, without the Bank's written consent, modify or renew or extend a Collateral Note or an Eligible Mortgage pledged as security for the Note or postpone the time of any payment relating thereto. In case of default or impending default as under (b) last above by the Trust under the Note, the Bank shall be entitled to collect all payments on account of the Collateral; provided, however, that if there be only an impending default, as under (b) last above, the Trust may retain the right to collect such payments by making an appropriate prepayment of the Note or posting additional Collateral in substitution for such payments, as set forth in paragraph 5.4 below. Any such payments received by the Trust during the continuance of any such default or impending default shall be deposited with Bank and until so paid over shall be held in trust for Bank by the Trust. Until written notice to the contrary is given by Bank to the Trust, the Trust shall be obligated, at its own expense, to service all loans evidenced by Collateral pledged as security for the Note, which includes, without limitation of the generality thereof, the obligation (i) to pay or cause to be paid all taxes and other governmental charges relating to the encumbered properties, (ii) to keep adequate books and records reflecting all transactions relating to the loans (which books and records, together with all files, papers and policies relating to the loans, shall, if an event of default hereunder has occurred and is continuing, be delivered to Bank upon written request), and (iii) otherwise to take such action with respect to each Eligible Mortgage so as to preserve the rights of each present or future holder thereof and the lien status thereof. An amount equal to all insurance proceeds, condemnation awards, title insurance proceeds and similar payments collected by the Trust in respect of any of the Collateral shall be deposited with Bank within 60 days after collection (unless the Collateral with respect to which such payments are collected shall have been withdrawn pursuant to paragraph 5.4), and until so paid over, shall be held in trust for Bank by the Trust, except that in the case of fire or casualty insurance proceeds, the money may be used to pay for the cost of restoring the improvements on the affected property.

        5.4 Additions, Withdrawals and Substitutions of Collateral. The Trust shall be entitled to withdraw Collateral on the basis of its being in excess of that required or to substitute Qualified Collateral, but in each case only with the prior written approval of the Bank, which approval shall not be unreasonably withheld. If at any time and for any reason any Collateral on deposit with Bank fails to meet the requirements set forth for Qualified Collateral, Bank may demand a substitution of Qualified Collateral therefor, or addition thereto, which demand shall be complied with within 10 days thereafter by the deposit of Qualified Collateral or payment on the Note in such amount as to place the Trust once again in compliance with the requirements of paragraph 6.9 hereof. If at any time the Pledge Value of Qualified Collateral on deposit with Bank falls below that required by paragraph 6.9 hereof, or if the continued receipt by the Trust of payments due and to become due upon the Qualified Collateral will or might cause the Pledge Value of Qualified Collateral remaining after the receipt of such payments by the Trust to fall below that required by paragraph 6.9 hereof (and the Trust agrees to continuously monitor and review the status of compliance and prospective compliance with paragraph 6.9), then, without notice or demand by Bank, the Trust will, within such time as may be required in order to prevent a violation of paragraph 6.9, at its option, take and perform such one or more of the following actions as may be required to insure the continued compliance with paragraph 6.9:

                  (a)      The Trust will (and should it fail to do so, the Bank may) promptly notify both the Bank and the respective payors of amounts scheduled to be received in payments upon Qualified Collateral that all payments to be made thereon shall be made payable to and delivered directly to the Bank rather than to the Trust until further notice by the Bank to such payors, and any amounts thereafter received by the Trust shall be received and held in trust for Bank; and/or

                  (b)      In consideration for Bank's forbearance of the right to demand the payment by payors directly to Bank, as set forth in (a) above, the
                           Trust will, prior to the scheduled dates of such payments by payors, deposit with Bank additional Qualified Collateral having a Pledge
                           Value of not less than that required to maintain compliance with paragraph 6.9, notwithstanding the continued receipt by the Trust of scheduled payments by such payors; and/or

                  (c)      The Trust will make a prepayment of principal and interest then outstanding in such an amount that compliance with paragraph 6.9 will be assured for a period of 45 days, notwithstanding the prospective reduction in Pledge Value of Qualified Collateral scheduled to occur within that period.

        5.5. Documentation. All instruments of assignment and pledge, all certificates and all requests to be delivered by the Trust pursuant to this Section 5 shall be signed by a duly authorized officer of the Trust and shall be in form and substance satisfactory to Bank and Bank's counsel.

        5.6 Expenses. The Trust hereby agrees to pay the fees of any agent the Bank may appoint for the purpose of enforcement of the rights of Bank under this Section 5 and to pay all expenses incurred by either of them in connection with the transactions contemplated by this Section 5 and the cost of any necessary recordation or filing of documents in connection with such transactions.

        5.7 Return of Collateral. Upon the payment in full of a pledged Eligible Mortgage, and upon the withdrawal of any pledged Mortgage and/or Deed of Trust as provided in paragraph 5.4, the Bank shall, upon request of the Trust, transfer back to the Trust the Note and Mortgage and/or Deed of Trust so paid or withdrawn.

        5.8 Setoff. In addition to other security for the payment of the indebtedness of the Trust to the Bank hereunder, the Trust hereby grants to Bank and to any other bank now or hereafter holding an interest in loans made hereunder an express, contractual right of setoff in any and all deposit accounts held by any such bank to secure payment of all funds loaned hereunder. Such right of setoff shall not be limited to the amount of indebtedness of the Trust to any particular bank, but shall secure all indebtedness created hereunder.

SECTION 6. COVENANTS

        The Trust covenants and agrees that on and after the date of this Agreement and so long as the Note shall be outstanding:

        6.1 Maintenance of Trust Office. The Trust will maintain an office or agency in or near the City of Amarillo, Texas, where notices, presentations and demands to or upon the Trust in respect to the Notes and this Agreement may be given or made. Such office shall be the office of the Trust at 5305 I-40 West, Amarillo, Texas 79106, unless and until another address is designated by the Trust in a written notice to the Bank.

        6.2 To Keep Books. The Trust will keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with sound accounting principles.

        6.3 Payment of Taxes; Existence. The Trust will:

                  (a)      pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, person or mixed, or upon any part thereof, before the same shall become in default, as well as lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property or any part thereof; provided, however, that the Trust shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Trust shall have set aside on its books reserves
                           (segregated to the extent required by sound accounting principles)
                           deemed by it adequate with respect thereto; and

                  (b)      do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided that nothing in this paragraph 6.3 shall prevent the abandonment or termination of the rights and franchises of the Trust if, in the opinion of the Board of Trust Managers of the Trust, such abandonment or termination is in the best interest of the Trust and further provided that such termination be not prejudicial in any material respect to the holders of the Notes, who shall have been given reasonable advance notice in writing of the action proposed to be taken.

        6.4 To Insure. The Trust will keep adequately insured, by financially sound and reputable insurers, all properties of a character usually insured by institutions engaged in the same or a similar business against loss or damage of the kinds customarily insured against by such institutions, and carry such other adequate insurance as is usually carried by institutions engaged in the same or a similar business.

        6.5 Limitation on Liens on Collateral. Except as contemplated by this Agreement, the Trust will not create, assume, incur or suffer or permit to be created, assumed or incurred or to exist any mortgage, lien, charge or encumbrance of any kind upon, or pledge of, any of the Collateral.

        6.6 Limitation on Sale, Lease, Merger or Consolidation by Trust. The Trust will not sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets or consolidate with or merge into any other person or permit another person to merge into it.

        6.7 Transfer of Business of the Trust. The Trust will not transfer or cause to be transferred, by any method whatsoever, any material segment of the present or future business of the Trust to any affiliated person present or future, or make any arrangement whereby any affiliated person will assume or take over any material segment of the present or future business of the Trust.

        6.8 Management Contract. The Trust will not enter into a contract for management services with any person or persons without the prior written consent of the Bank, which consent will not be unreasonably withheld.

        6.9 Qualified Collateral. The Note and all other indebtedness now or hereafter owed to Bank shall at all times be secured by a valid first lien on Qualified Collateral having a Pledge Value at least equal to 110% of the sum of (a) the aggregate principal amount of the Notes then outstanding and (b) the aggregate amount of all other indebtedness owed to Banks.

        6.10 Further Assurance. The Trust, at its expense, will execute and deliver such instruments and take such further action (including recordation and filing) as may be necessary or as may be requested by the Bank for the purpose of perfecting and protecting the lien contemplated by paragraph 6.9 hereof.

        6.11 Net Worth and Indebtedness. The net worth of the Trust shall not at any time be less than $18,000,000; and the total indebtedness of the Trust shall not at any time exceed a sum equal to 2.0 times the total net worth of the Trust.

        6.12 Other Borrowing. The Trust will not, at any time during the term of this Loan Agreement, borrow funds from any lender other than the Bank through any financing arrangements, without first obtaining written consent of the Bank, which consent shall not be unreasonably withheld, and which such other borrowings shall be subordinate to the lien position of the Bank, however, this restriction not being applicable to: (i) any sums which may now or hereafter be borrowed under Secured Savings Certificates now issued by the Trust and presently outstanding, or as hereinafter issued; and (ii) any sums which may now or hereafter be borrowed under one or more unsecured Master Note Agreements with such individuals, partnerships, corporations or other legal entities as the Trust may from time to time determine without limitation; provided, however, that the total indebtedness of the Trust shall not exceed the restrictions hereinabove set forth.

        6.13 Contingent Liabilities. The Trust will not, at any time during the term of this Loan Agreement, create, incur or permit to exist any guaranty or other contingent liability with respect to the debt or obligations of any other person or entity without the prior written consent of the Bank, which consent will not be unreasonably withheld.

SECTION 7. DEFINITIONS

        For all purposes of this Agreement, unless the context otherwise requires, the following definitions shall be applicable hereto:

        7.1 Collateral. The term "Collateral" shall mean and include all Promissory Notes payable to Trust (whether evidencing an interim or permanent loan by the Trust), and the Mortgages and Deeds of Trust securing payment of same assigned and pledged to Bank, all Bonds issued by churches or other non-profit organizations which are secured by a Mortgage or Deed of Trust upon the property of the Issuer, and all cash deposited with the Bank in trust, as security for the Notes.

        7.2 Qualified Collateral. The term "Qualified Collateral" shall mean and include all Collateral secured by Eligible Mortgages and all cash deposited with Bank in trust as security for the Notes. Such Notes shall have been endorsed by Trust to Bank and placed in Bank's possession under written instrument of pledge constituting a first lien, and shall be secured by Eligible Mortgages which have been transferred and assigned to the Bank by instrument in recordable form and recorded in the proper real estate records of the jurisdiction in which the property covered therein is situated.

        7.3 Eligible Mortgage. The term "Eligible Mortgage" shall mean (in addition to any First Mortgage or Deed of Trust specifically approved in writing by the Bank) any First Mortgage or Deed of Trust on improved real property owned by a church, other non-profit organization or other entity located within the continental limits of the United States of America or Canada, securing a valid and subsisting Promissory Note, or valid and subsisting Bonds of an issuing church, other non-profit organization or other entity of which the Trust is the legal and equitable owner and holder, provided that:

                  (a)      the principal amount of the obligation secured by such First Mortgage or Deed of Trust shall not be in excess of sixty-six and two-thirds per cent (66 2/3%) of the appraised value of the real property subject thereto;

                  (b)      the obligation secured by such First Mortgage or Deed of Trust shall bear interest at no less than the Trust's prime lending rate plus one-
                           half of one percent (1/2%) per annum, shall mature not more than twenty years subsequent to the date on which such obligation was created, shall provide for regular periodic payments sufficient to pay accrued interest thereon and to retire the principal amount thereof in approximately level payments over the original life of such obligation and shall not at the time of its deposit with the Bank be in default for any reason; thereafter, the occurrence of any default in the terms of the Mortgage or the obligation secured shall render such Mortgage ineligible and the Trust shall promptly notify the Bank of such ineligibility; provide that if such default be only a lateness of payment thereunder (not in excess of 90 days), then such default shall not render such Mortgage ineligible unless such lateness shall have been of a recurring nature, in which event the Bank may, at its option, declare such Mortgage ineligible and demand substitution under the provisions of paragraph 5.4 hereof;

                  (c)      all contemplated improvements on the real property subject to such
                           First Mortgage or Deed of Trust shall have been completed and insured to the full extent of their insurable value against damage by fire and other risks customarily included under extended coverage, and in the case of a Mortgage or Deed of Trust securing a Promissory
                           Note, with a standard mortgagee clause attached making the loss, if any, payable to the Trust and the Bank, as their interests may appear, and in the case of a Mortgage or Deed of Trust securing bonds, with a standard mortgagee clause attached making the loss, if any, payable to the Indenture Trustee for the benefit of the bondholders;
                           and

                  (d)      customary title insurance shall have been obtained from an insurer selected by the Trust and satisfactory to the Bank, insuring the validity and priority of the lien of such First Mortgage or Deed of Trust in favor of the Trust and its assignees in an amount equal to the full amount of the Promissory Note secured thereby, or in favor of the Indenture
                           Trustee in an amount equal to the full principal amount of all outstanding bonds of the offering in which the Bonds are a part, or an opinion of counsel shall have been obtained from counsel selected by the Trust and acceptable to Bank to the effect that such Mortgage or
                           Deed of Trust constitutes a direct and valid first lien in favor of the
                           Trust and its assignees, or the Indenture Trustee, upon the real property subject thereto, enforceable in accordance with its terms.

        If requested by the Trust, Bank will review and consider on an individual basis the pledge of interim loans held by the Trust as collateral for the loan represented by this agreement. In order to be so considered, however, interim loans pledged, in the aggregate, must not represent more than 30% of the total pledged collateral and this loan must be collateralized with not less than $10,000,000 of permanent Eligible Mortgages as defined above.

        7.4 Pledge Value. The term "Pledge Value", when used with respect to Collateral (including Qualified Collateral), shall mean, as of the date of determination, in the case of Notes secured by Mortgages and Deeds of Trust, the outstanding principal amount of the obligation secured thereby (but, unless otherwise approved in writing by the Bank, only to the extent that the then present principal amount is not in excess of $3,000,000), discounted to a value such that, based upon the interest rate payable thereunder, the effective annual yield upon such Note will be not less than a rate 2% per annum in excess of that rate of interest announced or published on the first day of each calendar quarter as J.P. Morgan Chase &Co.'s Prime Rate, whether or not said rate is the lowest rate of interest charged by said bank to its borrowers. Pledge Value of Notes shall be determined quarterly as of the first day of each calendar quarter and shall not in any event exceed the unpaid principal balance of the Collateral Note being valued. The purpose of the above stated $3,000,000 limitation is to avoid undue concentration of the Collateral into only a few loans and to promote diversification of the Collateral. Consistent with this purpose, consent will not be unreasonably withheld for loans in excess of $3,000,000 where, in the judgment of Bank, exercised in good faith, there is no such undue concentration and lack of diversification.

        7.5 Appraiser. The term "Appraiser" means a person selected by the Trust who is qualified to appraise real property and who shall not have been disapproved in writing by Bank.

SECTION 8. DEFAULTS AND REMEDIES

        8.1 Events of Default. The occurrence of any of the following events for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be deemed an "Event of Default", that is to say:

                  (a)      if default shall be made in due and punctual payment of the principal of, or premium on, the Note when and as the same shall become due and payable, whether at the maturity or at a date fixed for prepayment or by acceleration or otherwise;

                  (b)      if default shall be made in the due and punctual payment of any installment of interest on the Note, when and as such interest installment shall become due and payable, and such default shall have continued for a period of 10 days;

                  (c)      if default shall be made in the performance or observance by the
                           Trust of any covenant, agreement or condition contained in paragraph
                           6.4 to paragraph 6.12, inclusive, of this Agreement;

                  (d)      if default shall be made in the performance or observance by the
                           Trust of any other of the covenants, agreements or conditions contained in this Agreement, and such default shall have continued
                           for a period of 30 days after written notice thereof by the Bank to
                           Trust or if default shall be made in the performance or observance by
                           Trust of any of the covenants, agreements, terms or conditions of the

                           Security Agreement or any other instrument furnishing security for this or any other indebtedness now or hereafter owed by Trust to Bank;

                  (e)      if default shall occur with respect to any evidence of indebtedness
                           (other than the Note) of the Trust or under any agreement under which any evidence of indebtedness may be issued by the Trust and such default shall continue for more than the period of grace, if any, therein specified;

                  (f)      if the Trust shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act, (iii) make an assignment for the benefit of its creditors, (iv) seek or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, (v) file a petition or answer seeking reorganization, arrangement or winding-up under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any other jurisdiction, or (vi) if the Trust shall, upon the filing of a petition in bankruptcy against it, fail to contest such petition within 30 days thereafter, or at any time be adjudicated a bankrupt;

                  (g)      if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Trust, a receiver or other representative of the Trust or of the whole or any substantial part of its properties, or approving a petition filed against the Trust seeking reorganization, arrangement or winding-up of the Trust under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof;

                  (h)      if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Trust or of the whole or any substantial part of its properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

                  (i)      if final judgment for the payment of money in excess of $25,000 shall be rendered by a court of record against the Trust and the Trust shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

        8.2 Remedies. If any one or more of the Events of Default specified in paragraph 8.1 above shall occur and be continuing, Bank may, at its option, exercise any one or more of the following:

                  (a)      Terminate its commitment and cease to make advances hereunder;
                           or

                  (b)      Declare its Note and all other indebtedness of the Trust to such Bank to be immediately due and payable; or

                  (c)      Exercise all rights of setoff to which it may be entitled hereunder or otherwise; or

                  (d)      Proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant, condition or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement; or

                  (e)      Proceed to enforce the payment of its Note or to enforce any other legal or equitable right of Bank.

        8.3 Remedies Pertaining to Collateral. If any one or more of the Events of Default specified in paragraph 8.1 shall occur and be continuing, the Bank may forthwith apply any Deposited Cash to the payment of the principal of, and interest and premium, if any, on the Note and may exercise any and all rights or remedies of the Bank with respect to the Collateral granted under the terms of the Security Agreement or otherwise and without limitation of the generality of the foregoing, may, after 5 days notice to the Trust, sell, transfer, assign or otherwise dispose of, give options to purchase, and deliver the Collateral or any part thereof at public or private sale or sales at any exchange, broker's board or elsewhere for cash or credit, or for future delivery without assumption of any credit risk. The Bank shall have the right upon such sale or sales, public or private, to purchase the whole or any part of the Collateral free from any right or equity of redemption in the Trust, which right or equity is hereby waived and released, and to apply the necessary proceeds of any such realization to the payment of the principal of and interest and premium, if any, on the Note and all other sums payable by the Trust to the Bank hereunder, under the Note or under the Security Agreement described in paragraph 5.1 above.

        8.4 Remedies Cumulative. No remedy herein conferred upon the holder of the Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, or by statute, contract or otherwise.

        8.5 Remedies Not Waived. No course of dealing between the Trust and the holder of the Note or any delay on the part of the holder thereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder thereof.

SECTION 9. MISCELLANEOUS

        9.1 Expenses. Whether or not the transaction contemplated by this Agreement shall be consummated, the Trust agrees to pay the fees of the Bank and counsel for the Bank and the out-of-pocket disbursements of such counsel in connection therewith, and to pay all printing and other expenses in connection with such transactions, and to reimburse Bank for any out-of-pocket expenses in connection therewith.

        9.2 Successors and Assigns. All covenants, agreements representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Trust shall bind and inure to the benefit of the successors and assigns of the Trust, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of Bank's successors and assigns. In this connection, it is recognized that Bank may enter into an agreement with one or more other lending institutions granting to it or them a participation in the Note and Collateral, and it is agreed and understood that all provisions hereof shall inure to the benefit of any and all such participants to which Bank might sell, assign, or transfer an interest in the Note.

        9.3 Home Office Payment. Notwithstanding any provision to the contrary in the Note contained, the Trust will promptly and punctually pay to Bank at its banking house or such other address as may be designated in writing by Bank, all amounts payable in respect of the principal of, premium, if any, or interest on, the Note or other evidence of indebtedness then held by Bank, without any presentment thereof and without any notation of such payment being made thereon. In the event that Bank shall sell, transfer and assign the Note evidencing its loan hereunder, Bank will notify the Trust of such sale and of the name and address of the transferee of such Note, and Bank will, prior to the delivery of such Note, make or cause to be made a notation thereon, of the date to which interest has been paid thereon and, if not theretofore made, a notation on such Note of the outstanding principal balance owed thereon.

        9.4 Communications. All communications provided for hereunder shall be in writing, and if to Bank, mailed or delivered to Bank at Box 1, Amarillo, TX 79105-0001, or if to the Trust, mailed or delivered to the Trust at its office at 5305 I-40 West, Amarillo, TX 79106, or addressed to either party at any other address in the United States of America that such party may hereafter designate by written notice to the other party.

        9.5 Law Governing. Subject to the provisions of paragraph 9.9 hereof, this Agreement shall be construed in accordance with and governed by the laws of the State of Texas. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

        9.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        9.7 Term. Unless sooner terminated as herein elsewhere set forth, or extended pursuant to paragraph 1.1(c) hereof, the commitment of the Bank shall expire as set forth in paragraph 1.1(c) hereof. Notwithstanding the prior termination of the commitment of the Bank, it is agreed that the warranties, representations, covenants, obligations, rights and duties of the parties shall remain in full force and effect until all indebtedness created hereunder is paid in full.

        9.8 Usury. It is the intention of Bank and the Trust that this Agreement, the Note and all provisions hereof and all documents securing payment thereof and all other agreements by Bank and the Trust conform in all respects to the federal usury law applicable to national banks domiciled in the State of Texas, so that no payment of interest or other sum construed to be interest shall exceed the highest lawful rate permissible. If from any circumstances whatsoever the maker contracts for the payment or pays any sum as interest or construed to be interest which would exceed the highest lawful rate applicable to this transaction, then, ipso facto, the amount contracted for shall be automatically reduced to the highest lawful rate authorized for this transaction. Excess interest, if any, shall be applied to the reduction of the principal balance of the Notes, if any, and if the principal balance has been fully paid, the excess interest shall be refunded to the Trust. To the extent permitted by law, thereupon Bank shall not be subject to any penalty provided for the contracting for, charging or receiving interest in excess of such highest lawful rate regardless of when or the circumstances under which such refund or application was made. To the extent that the maximum rate of interest may at any time be determinable by reference to the laws of the State of Texas, the parties designate as the ceiling governing all transactions hereunder the Indicated Rate ceiling as announced from time to time by the Consumer Credit Commission of the State of Texas, pursuant to the provisions of Article 5069-1.04, Vernons' Texas Civil Statutes.

        9.9 Severability. If any term, provision, covenant or commission of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        9.10 Reliance by Bank. The Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person and upon opinions of counsel and other professional advisers selected by the Bank.

SECTION 10. ADDITIONAL PROVISION

        Notwithstanding anything to the contrary contained herein, it is understood and agreed that the owners of Certificates of Beneficial Interest of the Trust, irrespective of whether said Certificates of Beneficial Interest are owned by any person in such person's individual capacity or in any representative capacity, shall not be personally liable under or by virtue of this Agreement or under any Note executed pursuant hereto, or on any Note endorsed by the Trust and delivered to the Bank as security for payment of the loans advanced pursuant to this Agreement. The foregoing provisions shall be deemed a limitation on personal liability only to the extent that such liability, if any, arises by virtue of the ownership of said Certificates of Beneficial Interest. Nothing contained in this paragraph shall be deemed to limit, release or modify the liability, if any, of any such owner of Certificates of Beneficial Interest arising in any manner other than because of such ownership, including by way of example, but not limitation, the liability, if any, of any person having executed a Guaranty or of any member of the Board of Trust Managers or any officer thereof for willful misconduct or gross negligence in connection with any representation, warranty, or certificate made by such person in performance of this Agreement. This paragraph shall not be deemed to create or imply the existence of personal liability on the part of any person by virtue of any office or otherwise, but rather shall be deemed solely a statement of the limitation of personal liability, if any, arising by virtue of the ownership to said Certificates of Beneficial Interest.

        THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

TRUST:                                      CHURCH LOANS &INVESTMENTS TRUST

                                            By:    /s/ Bill R. McMorries
                                               Bill R. McMorries, Chairman

BANK:                                       AMARILLO NATIONAL BANK

                                            By:    /s/ Brent Wade
                                               Brent Wade, Vice President